INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 27 to Registration Statement No. 33-48605 of The 59 Wall Street Fund, Inc. on Form N-1A of our reports dated December 22, 2000, appearing in the annual report to shareholders of The 59 Wall Street International Equity Fund (and the International Equity Portfolio) for the year ended October 31, 2000 and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information, both of which are part of such Registration Statement.




DELOITTE & TOUCHE LLP
Boston, Massachusetts
July 5, 2001